Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On March 25, 2022, Axsome Therapeutics, Inc. (the “Company" or "acquirer”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Jazz Pharmaceuticals plc, pursuant to which the Company will acquire Sunosi (the “Product” or “Sunosi”) from Jazz Pharmaceuticals (the “Acquisition”). The acquisition of Sunosi will occur in two separate closings. The sale and purchase of Specified Initial Assets as defined and contemplated by the Purchase Agreement occurred on May 9, 2022 (“Initial Closing”), following the satisfaction or waiver of the closing conditions under the Purchase Agreement. The sale and purchase of Specified Ex-U.S. Assets contemplated by the Purchase Agreement is expected to occur during the fourth quarter of 2022 (“Final Closing” or “Ex-U.S. Closing”).

The following unaudited pro forma condensed combined financial statements of Axsome and Sunosi present the combination of the financial information of Axsome and Sunosi adjusted to give effect to purchase of Specified Initial Assets.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, which is herein referred to as Article 11, and are being provided pursuant to Rule 3-05 of Regulation S-X as the Acquisition constitutes a significant acquisition.

Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the (“Acquisition Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022, combines the historical balance sheet of Axsome and the statement of assets acquired of Sunosi on a pro forma basis as if acquisition of the Specified Initial Assets had been consummated on March 31, 2022. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and the year ended December 31, 2021 combine the historical statements of operations of Axsome and the statements of revenues and direct expenses of Sunosi on a pro forma basis as if the acquisition of the Specified Initial Assets had been consummated on January 1, 2021, the beginning of the earliest period presented.

The Acquisition and related transactions are summarized below:

•
Axsome to acquire Sunosi for an aggregate initial purchase price of $50,000,000 plus $3,000,000 as payment for the certain specified inventory in cash at the initial closing of the Acquisition and contingently estimated royalty payments of $37,800,000 (“Contingent Consideration”) for any net sales made during the applicable Royalty Term as defined in the Purchase Agreement in the U.S. Territory.
•
The Acquisition will be effected in two separate tranches, the purchase of Specified Initial Assets (the “Initial Closing") and the purchase of Specified Ex-U.S. Assets expected to occur during the fourth quarter of 2022 (“Final Closing” or “Ex-U.S. Closing”).
•
The following unaudited pro forma condensed consolidated financial information gives effect to the acquisition of the Specified Intitial Assets in the Initial Closing.
•
The Initial Closing contemplated by the Purchase Agreement of the assets in the U.S. Territory (“US transaction”) closed on May 9, 2022.
•
At the Initial Closing, the Company assumed all of the commitments of Jazz Pharmaceuticals to SK Biopharmaceuticals Co., Ltd. (“SK”) and Aerial Biopharma, LLC (“Aerial”). SK is the originator of the Product and retains rights in twelve Asian markets, including China, Korea, and Japan.
•
At the Ex-U.S. Closing, the Company will acquire Specified Ex-U.S. Sunosi assets (“Ex-U.S transaction”), including the marketing authorization from the EMA and United Kingdom’s Medicines and Healthcare Products Regulatory Agency. The Ex-U.S. transaction is expected to occur during the fourth quarter of 2022.
•
Contemporaneously, the Company also entered into a Second Amendment to the Loan and Security Agreement (the “Second Amendment”) with Hercules Capital, Inc.(“Hercules”). Upon the Initial Closing, the Second Amendment became effective and $45.0 million in Tranche 1 loan became available and was advanced to the Company by Hercules. The loan was drawn on May 9, 2022.

•
The Company had a preexisting warrant agreement with Hercules and the Company issued 35,255 warrants for the Tranche 1 loan.

•
Upon the closing of the Second Amendment, Hercules has also purchased 152,487 of the Company’s unregistered common stock for a total consideration of $5,000,049 (the “Hercules Equity Issuance”), at a share price equal to $32.79 per share, pursuant to a share transfer agreement (the “Share Transfer Agreement”)

The pro forma adjustments and allocation of purchase price are preliminary, are based on management’s current estimates of the fair value of the assets acquired, and are based on all available information, including preliminary work performed by independent valuation specialists.

As of the date of the Current Report on Form 8-K to which these unaudited pro forma condensed combined financial statements are filed as an exhibit (the “Form 8-K”) and given that the Ex-U.S. transaction has not been completed, Axsome has not completed the detailed valuation analysis necessary to arrive at final estimates of the fair market value of the assets acquired and the related allocations of purchase price. Based on the information currently available, Axsome has made certain adjustments to the historical book values of the Specified Initial Assets to reflect preliminary estimates of fair values necessary to prepare the unaudited pro forma condensed combined financial information, with the excess of the purchase price over the adjusted historical net assets of Sunosi recorded as goodwill. Actual results may differ from unaudited pro forma condensed combined financial information provided herein once the Ex-U.S. transaction is completed and Axsome has completed the valuation analysis necessary to finalize the required purchase price allocations and has identified any additional conforming accounting policy changes for acquiree. There can be no assurance that such finalization will not result in material changes.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The unaudited pro forma condensed combined financial statements should be read in conjunction with Axsome’s historical consolidated financial statements and the historical Sunosi abbreviated financial statements and accompanying notes filed as exhibits to the Form 8-K.

The estimated income tax rate applied to the pro forma adjustments is 0%. The estimated pro forma blended statutory rate, and all other tax amounts are stated at their historical amounts as the combined company’s overall effective tax rate has not yet been determined.

The following unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are based on available information and assumptions that acquirer believes are reasonable. They do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Axsome would have been had the Acquisition and related financing transactions occurred on the dates indicated, or on any other date, nor are they necessarily indicative of Axsome’s future consolidated results of operations or consolidated financial position after the Acquisition and related financing transactions. Axsome’s actual financial position and results of operations after the Acquisition will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results of acquirer and acquiree business following the date of the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2022

	U.S. GAAP
	Historical
	Axsome Therapeutics, Inc.	Sunosi (Note 3)	Ex-US Historical (Note 5)	Transaction Accounting Adjustments	Notes (Note 6)	Other Adjustments	Notes (Note 7)	Pro Forma Condensed Combined
Assets
Current assets:
Cash and cash equivalents	$84,707,782	$-	$-	$(53,000,000)	6A	$44,515,246	7A	$81,223,077
						5,000,049	7B
Inventories, net	-	21,163,000	(890,962)	(9,671,038)	6C	-		10,601,000
Prepaid and other current assets	2,122,144	378,000	-	139,000	6D	-		2,639,144
Total current assets	86,829,926	21,541,000	(890,962)	(62,532,038)		49,515,295		94,463,221
Equipment, net	460,946	-	-	-		-		460,946
Right-of-use asset - operating lease	946,479	-	-	-		-		946,479
Intangible assets, net	-	72,279,000	(10,496,053)	2,017,363	6E	-		63,800,310
Other assets	322,910	-	-	-		-		322,910
Goodwill	-	-	-	15,881,690	6F	-		15,881,690
Total assets	$88,560,261	$93,820,000	$(11,387,015)	$(44,632,985)		$49,515,295		$175,875,556
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$12,595,112	$-	$-	$-		$-		12,595,112
Accrued expenses and other current liabilities	10,987,222	-	-	7,200,000	6B	526,087	7C	18,713,309
Operating lease liability, current portion	967,248	-	-	-		-		967,248
Total current liabilities	24,549,582	-	-	7,200,000		526,087		32,275,669
Contingent consideration (non-current)	-	-	-	30,600,000	6B	-		30,600,000
Loan payable, long-term	49,312,665	-	-	-		43,689,093	7A	93,001,758
Total liabilities	73,862,247	-	-	37,800,000		44,215,180		155,877,427
Stockholders' equity
Preferred stock, $0.0001 par value per share, (10,000,000 shares authorized, none issued and outstanding at March 31, 2022)	-	-	-	-		-		-
Common stock, $0.0001 par value per share( 150,000,000 shares authorized, 38,883,445 shares issued and outstanding at March 31, 2022)	3,888	-	-	-		15	7B	3,903
Additional paid-in capital	463,525,522	-	-	-		5,000,034	7B	469,351,709
						826,153	7A
Accumulated deficit	(448,831,396)	-	-			(526,087)	7C	(449,357,483)
Total stockholders' equity	14,698,014	-	-	-		5,300,115		19,998,129
Total liabilities and stockholders' equity	$88,560,261	$-	$-	$37,800,000		$49,515,295		$175,875,556

Unaudited Pro Forma Condensed Combined Statement of Operations

For the three months Ended March 31, 2022

	Axsome Therapeutics, Inc.	Sunosi (Note 3)	Ex-US Historical (Note 5)	Transaction Accounting Adjustments (US)	Notes (Note 6)	Other Adjustments	Notes (Note 7)	Pro Forma Condensed Combined

Product sales,net	$-	$15,878,257	$(2,414,637)	$-		$-		$13,463,620
Cost of product sales	-	(4,177,896)	865,040	-		-		(3,312,856)
Gross loss	-	11,700,361	(1,549,597)	-		-		10,150,764
Operating expenses:
Selling, general and administrative	25,703,731	35,287,967	(8,430,886)	-		-		52,560,812
Research and development	12,585,141	4,251,102	(766,835)	-		-		16,069,408
Amortization of intangible assets	-	1,964,055	(284,672)	(84,383)	6G	-		1,595,000
Total operating expenses	38,288,872	41,503,124	(9,482,393)	(84,383)		-		70,225,220
Loss from operations	(38,288,872)	(29,802,763)	7,932,796	84,383		-		(60,074,456)
Other income (expense):
Interest and amortization of debt discount expense	(1,343,439)	-	-	-		(1,394,777)	7D	(2,738,216)
Total other expense, net	(1,343,439)	-	-	-		(1,394,777)		(2,738,216)
Net loss	$(39,632,311)	$(29,802,763)	$7,932,796	$84,383		$(1,394,777)		$(62,812,672)
Weighted average shares outstanding:
Basic and diluted	38,323,167					152,487	7B	38,475,654
Net loss per share attributable to common stockholders - basic and diluted	$(1.03)							$(1.63)

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year Ended December 31, 2021

	Axsome Therapeutics, Inc.	Sunosi (Note 3)	Ex-US Historical (Note 5)	Transaction Accounting Adjustments (US)	Notes (Note 6)	Other Adjustments	Notes (Note 7)	Pro Forma Condensed Combined

Revenues	$-	$57,914,265	$(6,244,150)	$-		$-		$51,670,115
Cost of revenues	-	(14,137,313)	2,099,748	-		-		(12,037,565)
Gross loss	-	43,776,952	(4,144,402)	-		-		39,632,550
Operating expenses:
General and administrative	66,646,205	217,822,216	(46,012,809)	-		526,087	7C	238,981,699
Research and development	58,060,725	18,038,839	(3,504,727)	-		-		72,594,837
Amortization of intangible assets	-	7,855,218	(1,138,686)	(336,532)	6G	-		6,380,000
Total operating expenses	124,706,930	243,716,273	(50,656,222)	(336,532)		526,087		317,956,536
Loss from operations	(124,706,930)	(199,939,321)	46,511,820	336,532		(526,087)		(278,323,986)
Other income (expense):
Interest and amortization of debt discount expense	(5,696,062)	-	-	-		(4,555,921)	7D	(10,251,983)
Total other expense, net	(5,696,062)	-	-	-		(4,555,921)		(10,251,983)
Net loss	$(130,402,992)	$(199,939,321)	$46,511,820	$336,532		$(5,082,008)		$(288,575,969)

Weighted average shares outstanding:
Basic and diluted	37,618,599					152,487	7B	37,771,086.01
Net loss per share attributable to common stockholders - basic and diluted	$(3.47)							$(7.64)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts or otherwise noted)

Note 1. Description of the Transaction

Sunosi Acquisition Overview

On March 25, 2022, Axsome Therapeutics, Inc. (the “Company" or "Acquirer”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Jazz Pharmaceuticals to acquire Sunosi (the “Product”) for an aggregate initial purchase price of $50 million plus $3 million as payment for the certain specified inventory to be transferred to the Company and $37.8 million in Contingent Consideration for certain royalty payments to be made over the royalty term as defined in the Purchase Agreement. Per the Purchase Agreement, the sale and purchase of Specified Initial Assets contemplated by the Purchase Agreement occurred on May 9, 2022 (“Initial Closing”), following the satisfaction or waiver of the closing conditions under the Purchase Agreement. The purchase of Specified Ex-U.S. Assets contemplated by the Purchase Agreement is expected to occur during the fourth quarter of 2022 (“Final Closing” or “Ex-U.S. Closing”).

The unaudited pro forma condensed combined financial statements are being provided pursuant to Rule 3-05 of Regulation S-K because the Acquisition of Specified Initial Assets constitutes a significant acquisition that was consummated on May 9, 2022.

To finance the Acquisition, Axsome entered into a Second Amendment to the Loan and Security Agreement (the “Second Amendment”) with Hercules Capital, Inc.(“Hercules”). Upon the Initial Closing contemplated by the Purchase Agreement, $45.0 million in Tranche 1 loan became available and was advanced to the Company by Hercules. The Company also issued 152,487 units of Common Stock to Hercules at a share price equal to $32.79 per share, pursuant to a share transfer agreement for an aggregate consideration of $5.0 million and the Company issued 35,255 warrants to purchase common stock to Hercules.

Note 2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements related to purchase of Specified Initial Assets are derived from the historical consolidated financial statements of Axsome and the historical abbreviated financial statements of Sunosi. The Sunosi abbreviated financial statements include both the Initial Specified Assets and the Specified Ex-U.S. Assets. The abbreviated financial statements of Sunosi are adjusted in the unaudited pro forma condensed combined financial statements to eliminate the Specified Ex-U.S. financial information.

The unaudited pro forma condensed combined financial statements present transaction accounting adjustments for Specified Initial Assets, and adjustments for other transactions entered into contemporaneously and in relation to the acquisition. Total pro forma combined financial statements are prepared by adjusting financial statements related to purchase of Specified Initial Assets combined with Specified Ex-U.S. Assets historical financial information. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022, and year ended December 31, 2021 have been prepared as if the Acquisition had been completed on January 1, 2021, and the unaudited pro forma condensed combined balance sheet was prepared as if the Acquisition had been completed on March 31, 2022.

The acquisition of the Specified Initial Assets will be accounted for under the acquisition method of accounting in accordance with FASB ASC 805, Business Combinations, using the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. Axsome has been treated as the acquirer for financial reporting purposes. Accordingly, the purchase consideration allocated to the Specified Initial Assets for preparation of these pro forma financial statement is based upon their estimated preliminary fair values assuming the Acquisition was completed as of March 31, 2022. The amount of the purchase consideration that was in excess of the estimated preliminary fair values of the Specified Initial Assets acquired at March 31, 2022 is recorded as goodwill in the unaudited pro forma condensed combined balance sheet.

As of the date of the Current Report on Form 8-K to which these unaudited pro forma condensed combined financial statements are filed as an exhibit, the Company has not completed detailed valuation studies necessary to arrive at the final estimates of the fair value of the total assets to be acquired, the liabilities to be assumed and the related allocations of purchase price. As indicated in Note 6 to these unaudited pro forma condensed combined financial statements, Axsome has made certain adjustments to the historical book values of the Specified Initial Assets of Sunosi to reflect preliminary estimates of fair value necessary to prepare the unaudited pro forma condensed combined financial statements, with the excess of the purchase price over the adjusted historical net assets of the Specified Initial Assets of Sunosi, recorded as goodwill. Actual results may differ from these unaudited pro forma condensed combined financial statements once Axsome has determined the final purchase price for Sunosi and has completed the valuation studies necessary to finalize the required purchase price allocations and identified any additional conforming accounting policy changes for Sunosi. There can be no assurance that such finalization will not result in material changes. The preliminary unaudited pro forma purchase price allocation has been made solely for preparing these unaudited pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not give effect to any cost savings from operating efficiencies, revenue synergies, differences in stand-alone costs or carve out allocations for the Acquisition or costs for the integration of Sunosi’s operations. These unaudited pro forma condensed combined financial statements do not purport to represent what the actual consolidated results of operations of Axsome would have been had the Acquisition been completed on the dates assumed, nor are they indicative of future consolidated results of operations or consolidated financial position. Any transaction, separation or integration costs will be expensed in the appropriate accounting periods after completion of the Acquisition.

Note 3. Accounting Policies

As part of preparing these unaudited pro forma condensed combined financial statements, Axsome conducted an initial review of the accounting policies of Sunosi to determine if differences in accounting policies require reclassification of results of operations or reclassification of assets to conform to Axsome’s accounting policies and classifications. During the preparation of these unaudited pro forma condensed combined financial statements, Axsome did not become aware of any material differences between accounting policies of Axsome and Sunosi.

The pro forma financial data may not reflect all reclassifications necessary to conform Sunosi’s presentation to that of Axsome due to limitations on the availability of information as of the date of the Current Report on Form 8-K to which these unaudited pro forma condensed combined financial statements are filed as an exhibit. After completion of the Acquisition, Axsome will further review Sunosi’s accounting policies. As a result of that review, Axsome may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

For the purposes of presenting Sunosi statements of assets acquired and statements of revenues and direct expenses in the pro forma financial statements, balances have been mapped into line items and included in the subtotals as presented in Axsome’s financial statements. Certain subtotals of Sunosi were not included in the statements of assets acquired. These subtotals include total current assets, total assets, total current liabilities, total liabilities, total stockholders’ equity and total liabilities and stockholders’ equity. Certain subtotals of Sunosi were not included in the statements of revenues and direct expenses. These subtotals include gross loss, total operating expenses, loss from operations, total other expense, net and net loss.

Note 4. Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed are recorded at the acquisition date fair values. The purchase price allocation is preliminary and based on estimates of the fair value as of May 9, 2022.

The table below represents a preliminary allocation of the estimated total consideration to Sunosi’s assets (excluding Ex-U.S. assets) in the Acquisition based on Axsome’s preliminary estimate of their respective fair values:

Specified Initial Asset Purchase
Estimated Purchase Consideration
Initial contractual cash consideration	$53,000
Plus: Contingent Consideration	37,800
Total purchase price to be allocated	$90,800

Net Assets Acquired
Inventories	$10,601
Prepaid and other current assets	517
Intangible assets	63,800
Net assets acquired	74,918
Preliminary goodwill	$15,882

Note 5. Elimination of Ex-US

As discussed in Note 2, balances and activities of the Ex-US Assets were not included in the initial closing and as such the balances and activities of the Ex-US Assets were eliminated. The financial information used to eliminate balances and activities of the Ex-US assets was derived from underlying books and records of Jazz Pharmaceuticals plc.

Note 6. Acquisition Pro Forma Adjustments

(A)
Represents $53.0 million of cash consideration.
(B)
Represents the fair value of contingent consideration of $37.8 million. The contingent consideration has been broken into current and non-current portions of $7.2 million and $30.6 million, respectively, based on the projected net sales.
(C)
Reflects a downward adjustment in the inventory of $9.7 million to its fair value and adjustments related to non-saleable products. At the effective time of the Acquisition, inventory is required to be measured at fair value. Sunosi’s inventory consists primarily of raw materials, work in-process, and finished goods. For purposes of the unaudited pro forma condensed combined financial statements, the preliminary fair value of Sunosi’s inventory has been determined based on currently available information and certain assumptions and may be different from the final estimate of fair value, and the difference could be material.
(D)
Represents an adjustment of product samples to fair value.
(E)
Reflects the step-up to the preliminary estimated fair value of Sunosi’s identifiable intangible assets from the respective carrying values reported by Sunosi after eliminating the historical carrying value of intangibles assets of the Ex-US Assets as of March 31, 2022. The preliminary fair values of the intangible assets retained include the following:

	Estimated fair value	Estimated weighted-average useful life
Sunosi pro forma identifiable intangible assets -Developed technology	$63,800	10-years
Less: Historical intangible assets	(61,783)
Pro forma adjustment	$2,017

As of the effective time of the Sunosi Acquisition, identifiable intangible assets are required to be measured at fair value, and these assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. With respect to the intangible assets associated with the Acquisition, Sunosi owns the rights to a number of trade names and trademarks. Based on internal assessments as well as discussions with Sunosi’s management, Axsome has identified the developed technology intangible asset. For purposes of these unaudited pro forma condensed combined financial statements, the fair value and weighted-average useful lives of these intangible assets have been estimated primarily based on available public information and Axsome’s financial due diligence review of Sunosi.

(F)
Reflects goodwill related to the transaction resulting from the transaction see Note 4 above. Goodwill represents the excess of purchase price over acquired assets.
(G)
Represents the elimination of historical intangible asset amortization and the inclusion of amortization of intangible assets acquired. See table below:

	For Three Months Ended March 31, 2022
	Historical amortization	Preliminary estimated amortization	Pro forma adjustment
Total amortization expense	$1,679	$1,595	$(84)

	For Year Ended December 31, 2021
	Historical amortization	Preliminary estimated amortization	Pro forma adjustment
Total amortization expense	$6,717	$6,380	$(337)

Note 7. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

(A)
Reflects the Company’s net proceeds of $44.5 million from the Hercules Tranche 1 loan of $45 million, recording of long-term debt of $43.7 million and related warrants of $0.8 million. The components of the adjustment to debt are presented in the below table:

Pro forma adjustment
Axsome’s borrowing pursuant to Second Amendment to Loan Agreement	$45,000
Less: Debt discount (deferred financing costs)	(485)
Less: Fair value allocated to warrants issued*	(826)
Pro forma adjustment	$43,689

*The Company considered the warrant to be a freestanding instrument and treated as a separate unit of account from the Tranche 1B Loan. The Warrant is classified as a component of stockholders’ equity and is valued based on its issuance date fair value.

(B)
Represents the sale of 152,487 units of common stock to Hercules at a share price equal to $32.79 per share for aggregate consideration of $5.0 million.
(C)
Total non-recurring acquisition-related transaction costs incurred by Axsome and Sunosi after March 31, 2022 were $0.5 million. Transaction costs primarily relate to professional fees associated with regulatory filings and other Acquisition related activities. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 have been adjusted to increase general and administrative expenses for these non-recurring costs.
(D)
Represents increased interest expense associated with the issuance of new debt.

To record the adjustment to interest expense based on additional debt financing used to finance the transaction:

	For Three Months Ended March 31, 2022	For Year Ended December 31, 2021
Historical interest expense	$1,343	$5,696
Interest expense on new debt	1,395	4,556
Pro forma combined interest expense	$2,738	$10,252

The interest expense adjustments presented above were calculated using the applicable interest rate per annum as of June 30, 2022. Each one-eighth percentage point change in the assumed interest rates would result in a $0.1 million change in estimated annual interest expense.